UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
February 28, 2011

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345
The name and address of the registrant has not changed since the last report.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION

ITEM 8.01	OTHER EVENTS.
On January 20, 2011, Wisconsin Energy Corporation (the “Company” or “WEC”) announced that its Board of Directors declared a two-for-one stock split (the “Stock Split”) of WEC’s issued and outstanding common stock (the “Common Stock”), par value $.01 per share, pursuant to which one additional share of Common Stock will be distributed on March 1, 2011, for each share of Common Stock held of record on February 14, 2011.
Pursuant to Rule 416(b) of the Securities Act of 1933, as amended, the Company’s Registration Statements on Forms S-8 (File Nos. 333-161151 and 333-65356) are hereby amended to provide that the number of shares of Common Stock registered thereunder are deemed to cover an indeterminate number of additional shares of Common Stock that may result from any stock splits, subdivisions, consolidations or reclassifications of the Company’s shares of common stock, the payment of share dividends by the Company, or other relevant changes in the capital of the Company, including the Stock Split.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON

Date: February 28, 2011	Stephen P. Dickson — Vice President and
Controller